SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 18, 2014

Date of Report (Date of Earliest Event Reported)

EXEO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190690	45-2224704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4478 Wagon Trail Avenue, Las Vegas, NV		89118
(Address of principal executive offices)		(Zip code)

(702) 361-3188

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On January 14, 2014, the Board of Directors of Exeo Entertainment, Inc. (the “Company” adopted a resolution pursuant to the Company’s Certificate of Incorporation, as amended, providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the Series B Convertible  Preferred Stock.

On January 18, 2014, the Company filed a Certificate of Designations for a Series B Convertible Preferred Stock. The authorized number of Series B Convertible Preferred Stock is 1,000,000 shares, par value 0.0001. The holders of shares of Series B Convertible Preferred Stock shall vote as a separate class on all matters adversely affecting the Series B Stock.  The authorization or issuance of additional Common Stock, Series B Convertible Preferred Stock or other securities having liquidation, dividend, voting or other rights junior to or on a parity with, the Series B Convertible Preferred Stock shall not be deemed to adversely affect the Series B Convertible Preferred Stock. In each case the holders shall be entitled to one vote per share.

Item 7.01 Regulation FD Disclosure

On January 22, 2014, the Company issued the press release filed as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.01	Certificate of Designation of Series B Preferred Stock of Exeo Entertainment, Inc.
99.1	Press Release dated January 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXEO ENTERTAINMENT, INC.

DATE: January 22, 2014	By:	/s/ Robert Scott Amaral
	Name:	Robert Scott Amaral
	Title:	Chief Executive Officer (Principal Executive Officer)